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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8, pertaining to the 1997 Stock Option Plan, as amended, and 1998 Employee Stock Purchase Plan, of our report dated January 26, 2001 with respect to the consolidated financial statements and schedules of PC-Tel, Inc. included in the Form 10-K filed with the Securities and Exchange Commission on March 28, 2001.

                                                         /s/ ARTHUR ANDERSEN LLP


San Jose, California

February 1, 2002